Exhibit 99.1

3033 Campus Drive Suite E490 Plymouth, MN 55441 www.mosaicco.com	Tel 800-918-8270 Fax 763-577-2986

Press Release

MEDIA CONTACT:	Rob Litt, 763-577-6187

INVESTOR CONTACT:	Christine Battist, 763-577-2828

MOSAIC TO APPEAL PRELIMINARY INJUNCTION ON MINE EXTENSION;

MOSAIC TO HOLD CONFERENCE CALL

PLYMOUTH, MN, July 31, 2010 – The Mosaic Company (NYSE: MOS) today announced it will appeal a preliminary injunction entered Friday evening by the U.S. District Court for the Middle District of Florida which prevents impacts to federal wetlands on the Hardee County extension of Mosaic’s South Fort Meade phosphate mine in Central Florida. The District Court also remanded certain aspects of the permit back to the Army Corps of Engineers for additional information.

This ruling may impact Mosaic’s workforce, including the layoff of up to 221 employees, as previously announced, after the expiration of the 60-day notice period provided under the federal Worker Adjustment Retraining Notification (WARN) Act.

The preliminary injunction resulted from litigation brought against the Army Corps by several non-governmental organizations. The District Court’s ruling followed a July 22, 2010 hearing on the matter in Jacksonville.

“We’re disappointed by the ruling and will immediately seek an expedited appeal of the matter. We do not believe the decision was supported by the overwhelming facts supporting the Army Corps’ decision to issue the South Fort Meade permit. This permit has received a higher level of scrutiny and contains more environmental protections than any prior Florida phosphate mining permit,” said Richard Mack, Mosaic’s Executive Vice President and General Counsel.

Mosaic intends to conduct a conference call on Monday, August 2, 2010 at a time that will be determined and announced.

About The Mosaic Company

The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients. Mosaic is a single source provider of phosphate and potash fertilizers and feed ingredients for the global agriculture industry. More information on the company is available at www.mosaicco.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of management of The Mosaic Company (the “Company”) and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to further developments in the lawsuit involving the federal wetlands permit for the Hardee County extension including orders, rulings, injunctions or other actions by the courts or actions by the plaintiffs, the Army Corps of Engineers or others in relation to the lawsuit; any actions the Company may identify and implement in an effort to mitigate the effects of the lawsuit; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation; other difficulties or delays in receiving, or increased costs of, necessary governmental permits or approvals; the effectiveness of the Company’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of asset retirement, environmental remediation, reclamation or other environmental regulation differing from management’s current estimates; accidents and other disruptions involving the Company’s operations, including brine inflows at its Esterhazy, Saskatchewan potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in the Company’s reports filed with the Securities and Exchange Commission.

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